UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 12, 2007

Ryder System, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Florida	1-4364	59-0739250
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

11690 NW 105th Street, Miami, Florida		33178
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(305) 500-3726

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 17, 2007, we announced the appointment of Robert E. Sanchez as our Executive Vice President and Chief Financial Officer effective October 26, 2007. Mr. Sanchez replaces Mark T. Jamieson who resigned from the Company effective October 26, 2007 to accept a position with HD Supply, Inc. Mr. Jamieson’s resignation is not the result of any disagreement regarding our financial statements.

Prior to this appointment, Mr. Sanchez served as Executive Vice President of Operations of our Fleet Management Solutions business segment and has served as a member of our Executive Leadership Team since 2003. Mr. Sanchez joined Ryder in 1993 and has served in roles of increasing responsibility including: Senior Vice President and Chief Information Officer (CIO); Senior Vice President, Global Transportation Management; Vice President, Asset Management; and Finance Director, Global Financial Analysis.

A copy of the press release announcing Mr. Sanchez's appointment as Chief Financial Officer and Mr. Jamieson’s departure is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1: Press Release dated October 17, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ryder System, Inc.

October 17, 2007	By:	/s/ Robert D. Fatovic

Name: Robert D. Fatovic
Title: Executive Vice President, Chief Legal Officer and Corporate Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated October 17, 2007.